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                                                                   EXHIBIT 99.11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post-Effective Amendment No. 4 to the Registration Statement of Kobrick-Cendant Investment Trust on Form N-1A/A (File No. 333-37727) of our report dated November 11, 1998 on our audits of the financial statements and financial highlights of the Trust, which report is included in the Annual Report to Shareholders for the periods ended September 30, 1998, which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Auditors."


                                        PricewaterhouseCoopers LLP

Boston, Massachusetts
January 26, 1999